Exhibit 99.2

City Office REIT, Inc.

Pro Forma Consolidated Financial Statements

(Unaudited)

City Office REIT, Inc. (the “Company,” “we,” “our” or “us”) was organized in the state of Maryland on November 26, 2013.

The Company closed on the acquisition of the San Diego Portfolio property in San Diego, California for a purchase price of $174.5 million on September 29, 2017. The Company does not have a material relationship with the seller of the Property and the acquisition is not an affiliated transaction. As previously announced, on January 12, 2017, the Company closed on the acquisition of the 2525 McKinnon property in Dallas, Texas for a purchase price of $46.8 million. On May 2, 2017, the Company closed on the sale of the 1400 and 1600 buildings at the AmberGlen (‘AmberGlen’) property in Portland, Oregon, for a sales price of $18.9 million, net of $2.0 million in costs.

The accompanying unaudited Pro Forma Consolidated Balance Sheet and Consolidated Statement of Operations are presented to reflect the historical consolidated balance sheet of the Company as of June 30, 2017, and the historical consolidated statement of operations for the six months ended June 30, 2017 which includes the acquisition of the San Diego Portfolio as if it had been completed on January 1, 2016. The accompanying unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2016 reflects the historical results of operations of the Company for the year ended December 31, 2016 and are presented as if the acquisitions of the San Diego Portfolio, 2525 McKinnon, SanTan, Park Tower, 5090 N 40th St, FRP Collection, Carillon Point and the dispositions of AmberGlen and Corporate Parkway were completed on January 1, 2016.

Pro forma information is intended to provide investors with information about the impact of transactions by showing how specific transactions might have affected historical financial statements, illustrating the scope of the change in the historical financial position and results of operations. The adjustments made to historical financial information give effect to events that are directly attributable to the acquisition of the property and are factually supportable. The unaudited Pro Forma Consolidated Financial Statements are prepared in accordance with Article 11 of Regulation S-X.

The unaudited Pro Forma Consolidated Financial Statements set forth below are not fact and there can be no assurance that the Company’s results would not have differed significantly from those set forth below if the acquisition had occurred on January 1, 2016. Accordingly, the unaudited Pro Forma Consolidated Financial Statements are presented for illustrative purposes only and do not purport to represent, and are not necessarily indicative of, what our actual financial position and results of operations would have been had the acquisition of the property occurred on the date indicated, nor are they indicative of our future financial position or results of operations. Readers are cautioned not to place undue reliance on such information and the Company makes no representations regarding the information set forth below or its ultimate performance compared to it. The unaudited Pro Forma Consolidated Financial Statements exclude any non-recurring charges or credits directly attributable to the acquisition and disposition.

City Office REIT, Inc.

Pro Forma Consolidated Balance Sheet

As of June 30, 2017

(Unaudited)

(In thousands, except par value and share data)

		San Diego
	City Office	Porfolio	Company
	REIT, Inc.	(A)	Pro Forma
Assets
Real estate properties, net	$550,620	$152,562	$703,182
Cash and cash equivalents	68,149	(48,275)	19,874
Restricted cash	24,049	—	24,049
Rents receivable, net	18,831	—	18,831
Deferred leasing costs, net	5,351	—	5,351
Acquired lease intangibles assets, net	49,799	22,847	72,646
Prepaid expenses and other assets	2,259	140	2,399
Assets held for sale	38,289	—	38,289

Total Assets	$757,347	$127,274	$884,621

Liabilities and Equity

Liabilities:
Debt	$411,110	$122,000	$533,110
Accounts payable and accrued liabilities	12,092	1,508	13,600
Deferred rent	2,629	—	2,629
Tenant rent deposits	2,387	—	2,387
Acquired lease intangibles liability, net	5,807	3,766	9,573
Dividend distributions payable	8,967	—	8,967
Liabilities related to assets held for sale	1,445	—	1,445

Total Liabilities	444,437	127,274	571,711

Equity
Stockholders’ Equity:
6.625% Series A Preferred stock, $0.01 par value per share, 5,600,000 and 4,600,000 shares authorized and 4,480,000 shares issued and outstanding	112,000	—	112,000
Common stock, $0.01 par value, 100,000,000 shares authorized, 30,257,448 and 24,382,226 shares issued and outstanding	303	—	303
Additional paid-in capital	264,785	—	264,785
Accumulated deficit	(64,781)	—	(64,781)

Total Stockholders’ Equity	312,307	—	312,307

Non-controlling interests in properties	603	—	603

Total Equity	312,910	—	312,910

Total Liabilities and Equity	$757,347	$127,274	$884,621

City Office REIT, Inc.

Pro Forma Consolidated Statements of Operations

For the Six Months Ended June 30, 2017

(Unaudited)

(In thousands, except share and per share data)

		San Diego		2525	Other Pro
	City Office	Portfolio	Amberglen	McKinnon	Forma		Company
	REIT, Inc.	(AA)	(BB)	(CC)	Adjustments		Pro Forma
Revenues:
Rental income	$43,948	$7,589	$(665)	$107	$—		$50,979
Expense reimbursement	5,141	1,464	(143)	43	—		6,505
Other	1,466	151	(25)	5	—		1,597

Total Revenues	50,555	9,204	(833)	155	—		59,081

Operating Expenses:
Property operating expenses	20,284	3,038	(372)	54	—		23,004
General and administrative	3,790	—	—	—	—		3,790
Depreciation and amortization	19,646	4,639	(125)	58	—		24,218

Total Operating Expenses	43,720	7,677	(497)	112	—		51,012

Operating income	6,835	1,527	(336)	43	—		8,069

Interest Expense:
Contractual interest expense	(8,429)	(2,195)	128	(35)	—		(10,531)
Amortization of deferred financing costs	(655)	(52)	9	(1)	—		(699)

	(9,084)	(2,247)	137	(36)	—		(11,230)
Change in fair value of contingent consideration	2,000	—	—	—	—		2,000
Net gain on sale of real estate property	12,116	—	—	—	(12,116	)(BB)	—

Net income/(loss)	11,867	(720)	(199)	7	(12,116)		(1,161)
Less:
Net income attributable to noncontrolling interests in properties	(3,272)	—	48	—	—		(3,224)

Net income/(loss) attributable to the Company	8,595	(720)	(151)	7	(12,116)		(4,385)
Preferred stock distributions	(3,701)	—	—	—	—		(3,701)

Net income/(loss) attributable to common stockholders	$4,894	$(720)	$(151)	$7	$(12,116)		$(8,086)

Weighted average common shares outstanding - basic	29,886						29,886
Weighted average common shares outstanding - diluted	30,186						29,886
Basic earnings per share	$0.16						$(0.27)
Diluted earnings per share	$0.16						$(0.27)

City Office REIT, Inc.

Pro Forma Consolidated Statements of Operations

For the Year Ended December 31, 2016

(Unaudited)

(In thousands, except share and per share data)

		San Diego		2525	2016	Corporate	Other Pro
	City Office	Portfolio	Amberglen	McKinnon	Acquisitions	Parkway	Forma		Company Pro
	REIT, Inc.	(AA)	(BB)	(CC)	(DD)	(EE)	Adjustments		Forma
Revenues:
Rental income	$63,702	$15,669	$(2,183)	$3,550	$23,047	$(1,263)	$—		$102,522
Expense reimbursement	7,140	2,640	(296)	1,425	657	—	—		11,566
Other	1,619	172	(2)	174	1,110	—	—		3,073

Total Revenues	72,461	18,481	(2,481)	5,149	24,814	(1,263)	—		117,161

Operating Expenses:
Property operating expenses	28,305	5,803	(1,118)	1,804	8,166	(8)	—		42,952
Acquisition costs	692	—	—	—	3,753	—	—		4,445
General and administrative	6,429	—	—	—	—	—	—		6,429
Base management fee	109	—	—	—	—	—	—		109
External advisor acquisition	7,045	—	—	—	—	—	—		7,045
Depreciation and amortization	30,178	9,642	(446)	1,918	16,945	(1,123)	—		57,114

Total Operating Expenses	72,758	15,445	(1,564)	3,722	28,864	(1,131)	—		118,094

Operating (loss)/income	(297)	3,036	(917)	1,427	(4,050)	(132)	—		(933)
Interest Expense:

Contractual interest expense	(13,804)	(4,390)	385	(1,145)	(2,723)	383	—		(21,294)
Amortization of deferred financing costs	(957)	(179)	26	(37)	(103)	23	—		(1,227)

Interest Expense, net	(14,761)	(4,569)	411	(1,182)	(2,826)	406	—		(22,521)
Change in fair value of earn-out	(500)	—	—	—	—	—	—		(500)
Net gain on sale of real estate property	15,934	—	—	—	—	—	(15,934	)(EE)	—

Net income/(loss)	376	(1,533)	(506)	245	(6,876)	274	(15,934)		(23,951)

Less:
Net loss attributable to noncontrolling interests in properties	(354)	—	121	—	95	—	—		(138)
Net loss attributable to Operating Partnership unitholders’ noncontrolling interests	(865)	—	—	—	—	—	865	(FF)	—

Net loss attributable to the Company	(843)	(1,533)	(385)	245	(6,781)	274	(15,069)		(24,092)
Preferred stock distributions	(1,781)	—	—	—	—	—	(5,639	)(GG)	(7,420)

Net loss attributable to common stockholders	$(2,624)	$(1,533)	$(385)	$245	$(6,781)	$274	$(20,708)		$(31,512)

Weighted average common shares outstanding - basic and diluted	20,460								20,460
Basic and diluted loss per share	$(0.13)								$(1.54)

City Office REIT, Inc.

Notes and Management’s Assumption to Unaudited Pro Forma Consolidated Financial Statements

1. Notes to the Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2017

(A) The acquisition of the San Diego Portfolio was accounted for using the fair value of tangible and intangible assets to be acquired and liabilities to be assumed in connection with the acquisition. The Pro Forma adjustment includes the cash paid and borrowings under the loan to be established upon the acquisition of the San Diego Portfolio.

2. Notes to the Unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2017 and the year ended December 31, 2016

(AA) Revenue and property expenses for the San Diego Portfolio acquisition are based on the historical operations under the previous ownership. Pro Forma adjustments include estimated depreciation and interest expense. Depreciation expense is based on the fair value for the tangible and intangible assets acquired and liabilities assumed. Interest expense related to the Company’s borrowings under the Secured Credit Facility are at a variable rate of LIBOR + 2.25%. Interest expense related to the Company’s loan is 3.78% per annum.

(BB) The sale of AmberGlen is assumed to have taken place on January 1, 2016. Financial results for AmberGlen are based on historical operations, including interest expense under the Company’s ownership.

(CC) Revenue and property expenses for the 2525 McKinnon acquisition are based on the historical operations under the previous ownership. Pro Forma adjustments include estimated depreciation expense and interest expense. Depreciation expense is based on the fair value for the tangible and intangible assets acquired and liabilities assumed. Interest expense related to the Company’s loan is 4.24% per annum.

(DD) Revenue and property expenses for 2016 Acquisitions are based on the historical operations under the previous ownership. Pro Forma adjustments include estimated depreciation expense and interest expense. The relevant properties are SanTan, Park Tower, 5090 N 40th St, FRP Collection and Carillon Point. Interest expense related to the Company’s loans are 4.56%, 3.92%, 3.85% and 3.50% for SanTan, 5090 N 40th St, FRP Collection and Carillon Point respectively.

(EE) The sale of Corporate Parkway is assumed to have taken place on January 1, 2016. Financial results for Corporate Parkway are based on historical operations, including interest expense under the Company’s ownership.

(FF) Assumed that the Operating Partnership unitholders’ noncontrolling interests were settled on January 1, 2016.

(GG) On October 4, 2016, the Company completed a public preferred stock offering pursuant to which we sold 4,000,000 shares of our 6.625% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (“Series A Preferred Stock”) to the public at a price of $25.00 per share. We raised $100.0 million in gross proceeds, resulting in net proceeds to us of approximately $96.5 million after deducting $3.5 million in underwriting discounts and expenses related to the offering. On October 28, 2016, we issued an additional 480,000 shares of Series A Preferred Stock pursuant to the partial exercise of the underwriters’ overallotment option, raising an additional $12.0 million in gross proceeds before underwriting discounts and expenses. This transaction is assumed to have taken place on January 1, 2016.